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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the registration statements on Form S-8 No. 333-77299 pertaining to the 1999 Employee Stock Purchase Plan and No. 333-89523 pertaining to the 1996 Flexible Stock Incentive Plan, 1999 Stock Incentive Plan and 1999 Non-Employee Director Stock Incentive Plan, of our report dated January 24, 2000 with respect to the consolidated financial statements and financial statement schedule of Informatica Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
March 28, 2000